As filed with the Securities and Exchange Commission on July 28, 2011

Registration No. 333-172211

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-8

TO REGISTRATION STATEMENT ON FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	38-1998421
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1717 Main Street, MC 6404

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Sterling Bancshares, Inc. Deferred Compensation Plan (as Amended and Restated)

Sterling Bancshares, Inc. 1994 Stock Incentive Plan (as Amended)

Amended and Restated Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan

(Full title of the Plan)

JON W. BILSTROM

Executive Vice President, Governance, Regulatory

Relations and Legal Affairs, and Secretary

Comerica Incorporated

1717 Main Street, MC 6404

Dallas, Texas 75201

(Name and address of agent for service)

(214) 462-6831

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock $5.00 par value	381,741	N/A	N/A	N/A

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this registration statement shall also be deemed to cover any additional securities to be offered or issued in connection with the provisions of the above-referenced plans, which provide for adjustments in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	This Post-Effective Amendment No. 2 covers securities that were originally registered on Comerica Incorporated’s Registration Statement on Form S-4 (Registration No. 333-172211), as amended. All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Registration Statement on Form S-4, to which this Post-Effective Amendment No. 2 relates.

EXPLANATORY NOTE

Comerica Incorporated, a Delaware corporation (“Comerica” or the “Registrant”), hereby amends its Registration Statement on Form S-4, Registration No. 333-172211, which was filed on February 11, 2011, subsequently amended, and declared effective on April 5, 2011 (the “Form S-4”), by filing this Post-Effective Amendment No. 2 on Form S-8 (the “Post-Effective Amendment No. 2”). The Form S-4, as amended by this Post-Effective Amendment No. 2 on Form S-8, is referred to as the “Registration Statement.” Comerica filed the Form S-4 in connection with the merger (the “Merger”) of Sterling Bancshares, Inc., a Texas corporation, with and into Comerica on July 28, 2011. This Post-Effective Amendment No. 2 covers shares of the Registrant’s common stock originally registered on its Registration Statement on the Form S-4 that may be issued pursuant to the plans identified above following the Merger.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Commission by Comerica are incorporated in this Registration Statement by reference:

1.	Comerica’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

2.	Comerica’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011;

3.	Comerica’s Current Reports on Form 8-K filed with the Commission on July 27, 2011; July 14, 2011; May 2, 2011 (as amended on July 27, 2011); January 27, 2011; January 21, 2011 and January 18, 2011 (first filing) (other than the portions of those documents not deemed to be filed); and

4.	The description of Comerica’s common stock, par value $5.00 per share, set forth in Comerica’s Registration Statement on Form S-4 filed February 11, 2011 (Commission File Number 333-172211) and any amendments, reports or other filings filed with the Commission for the purpose of updating that description.

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All documents subsequently filed by Comerica pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, Comerica’s certificate of incorporation provides that a director of Comerica shall not be personally liable to Comerica or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL, or (d) for any transaction from which a director derived an improper personal benefit.

In general, Comerica’s bylaws provide that Comerica shall indemnify its directors and officers to the fullest extent permitted by law. As permitted by Section 145(a) of DGCL, Comerica’s bylaws provide that Comerica shall indemnify each of its directors and officers against expenses (including attorney’s fees) incurred in connection with any proceeding (other than an action by or in the right of Comerica) involving such person by reason of having been an officer or director, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Comerica and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. As permitted by Section 145(b) of DGCL, Comerica’s bylaws provide that Comerica shall indemnify each of its officers and directors against expenses (including attorney’s fees) incurred in connection with any action brought by or in the right of Comerica, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Comerica, except that if the director or officer is adjudged to be liable to Comerica, no indemnification shall be made unless and to the extent that the Court of Chancery or any other court shall deem proper, notwithstanding the adjudication of liability.

Unless prohibited by applicable law or regulation, or otherwise required by Section 18(k) of the Federal Deposit Insurance Act, as amended, the determination of whether indemnification of an officer or director is proper under the circumstances (unless ordered by a court) generally shall be made by independent legal counsel chosen by a majority of Comerica’s disinterested directors (even if such disinterested directors constitute less than a quorum) in a written opinion to the board of directors. However, as required by Section 145(c) of DGCL, Comerica must indemnify a director or officer who was successful in defense of any suit. As permitted by Section 145(e) of DGCL, Comerica’s bylaws provide that Comerica may pay expenses incurred by a director or officer in advance, upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.

As permitted by Section 145(g) of DGCL, Comerica’s bylaws provide that Comerica may purchase insurance on behalf of its directors and officers against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not Comerica would have the power to indemnify such person against such liability under its bylaws. Comerica maintains such insurance.

The foregoing is only a general summary of certain aspects of Delaware law and Comerica’s certificate of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL and the certificate of incorporation and the bylaws of Comerica.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Comerica Incorporated, as in effect on the date hereof (incorporated by reference to Exhibit 3.2 to Comerica’s Current Report on Form 8-K filed August 9, 2010).

4.2	Certificate of Amendment to Restated Certificate of Incorporation of Comerica Incorporated, as in effect on the date hereof (incorporated by reference to Exhibit 3.2 to Comerica’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011).

4.3	Amended and Restated Bylaws of Comerica Incorporated, as in effect on the date hereof (amended and restated April 26, 2011) (incorporated by reference to Exhibit 3.3 to Comerica’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011).

4.4	Sterling Bancshares, Inc. 1994 Stock Incentive Plan (as Amended and Restated) (incorporated by reference to Exhibit 4.3 to Sterling Bancshares, Inc.’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-84398) filed on June 18, 1998).

4.5	First Amendment to the Sterling Bancshares, Inc. 1994 Stock Incentive Plan (as Amended And Restated) (incorporated by reference to Appendix B to Sterling Bancshares, Inc.’s Definitive Proxy Statement on Schedule 14A filed on March 23, 2001 (File No. 000-20750)).

4.6	Amended and Restated Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan (incorporated by reference to Exhibit 10.1 of Sterling Bancshares, Inc.’s Current Report on Form 8-K filed on August 14, 2007).

4.7	Sterling Bancshares, Inc. Deferred Compensation Plan (as Amended and Restated) (incorporated by reference to Exhibit 4.4 to Comerica’s Registration Statement on Form S-8 (No. 333-175857) filed on July 28, 2011.

5.1	Opinion and Consent of Wachtell, Lipton, Rosen & Katz as to the legality of the securities being registered (contained in Amendment No. 3 to Comerica’s Registration Statement on Form S-4 filed on April 5, 2011 to which this Post-Effective Amendment No. 2 relates).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

23.3	Consent of Wachtell, Lipton, Rosen & Katz, legal counsel (contained in Exhibit 5.1).

24.1	Powers of Attorney (contained in Comerica’s Registration Statement on Form S-4 filed on February 11, 2011).

*	Filed herewith.

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 28, 2011.

COMERICA INCORPORATED

By: *
Ralph W. Babb, Jr.
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of July 28, 2011:

*
Ralph W. Babb, Jr.
Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

*
Elizabeth S. Acton
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

*
Muneera S. Carr
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

*
Roger A. Cregg
Director

*
T. Kevin DeNicola
Director

*
Jacqueline P. Kane
Director

*
Richard G. Lindner
Director

*
Alfred A. Piergallini
Director

*
Robert S. Taubman Director

*
Reginald M. Turner, Jr. Director

*
Nina G. Vaca Director

*By:	/s/ Thad A. Schaefer
Thad A. Schaefer
Attorney-in-Fact
July 28 , 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Comerica Incorporated, as in effect on the date hereof (incorporated by reference to Exhibit 3.2 to Comerica’s Current Report on Form 8-K filed August 9, 2010).

4.2	Certificate of Amendment to Restated Certificate of Incorporation of Comerica Incorporated, as in effect on the date hereof (incorporated by reference to Exhibit 3.2 to Comerica’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011).

4.3	Amended and Restated Bylaws of Comerica Incorporated, as in effect on the date hereof (amended and restated April 26, 2011) (incorporated by reference to Exhibit 3.3 to Comerica’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011).

4.4	Sterling Bancshares, Inc. 1994 Stock Incentive Plan (as Amended and Restated) (incorporated by reference to Exhibit 4.3 to Sterling Bancshares, Inc.’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-84398) filed on June 18, 1998).

4.5	First Amendment to the Sterling Bancshares, Inc. 1994 Stock Incentive Plan (as Amended And Restated) (incorporated by reference to Appendix B to Sterling Bancshares, Inc.’s Definitive Proxy Statement on Schedule 14A filed on March 23, 2001 (File No. 000-20750)).

4.6	Amended and Restated Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan (incorporated by reference to Exhibit 10.1 of Sterling Bancshares, Inc.’s Current Report on Form 8-K filed on August 14, 2007).

4.7	Sterling Bancshares, Inc. Deferred Compensation Plan (as Amended and Restated) (incorporated by reference to Exhibit 4.4 to Comerica’s Registration Statement on Form S-8 (No. 333-175857) filed on July 28, 2011).

5.1	Opinion and Consent of Wachtell, Lipton, Rosen & Katz as to the legality of the securities being registered (contained in Amendment No. 3 to Comerica’s Registration Statement on Form S-4 filed on April 5, 2011 to which this Post-Effective Amendment No. 2 relates).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

23.3	Consent of Wachtell, Lipton, Rosen & Katz, legal counsel (contained in Exhibit 5.1).

24.1	Powers of Attorney (contained in Comerica’s Registration Statement on Form S-4 filed on February 11, 2011).

*	Filed herewith.